SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 29, 2005

HEWLETT-PACKARD COMPANY

(Exact name of Registrant as specified in its charter)

Delaware	1-4423	94-1081436
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3000 Hanover Street Palo Alto, CA		94304
(Address of principal executive offices)		(Zip Code)

(650) 857-1501

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

99.1 Mark Hurd Employment Agreement, dated as of March 29, 2005, between Hewlett-Packard Company and Mark Hurd

99.2 Summary of Final Terms for Hurd Compensation

99.3 Press Release entitled “HP Names Mark Hurd to Serve as CEO and President”

Item 1.01               Entry into a Material Definitive Agreement

(a)                                  (1)           Hewlett-Packard Company (“HP”) and Mark Hurd (“Hurd”) entered into the Mark Hurd Employment Agreement dated as of March 29, 2005 (the “Agreement”).  A copy of the Agreement is filed with this report as Exhibit 99.1.

(2)           The material terms and conditions of Hurd’s employment agreement with HP, including without limitation his duties as Chief Executive Officer and President of HP, membership on HP’s Board of Directors, obligations, at-will employment, four-year term, base salary, annual incentive, long-term performance cash and stock option incentives, one-time make-up grants of HP restricted stock and options, signing bonus, price protection, relocation benefit, termination and severance, are set forth in the document entitled Summary of Final Terms for Hurd Compensation (the "Summary"), which is filed with this report as Exhibit 99.2 and incorporated herein by reference.

Item 5.02               Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)                                 On March 29, 2005, HP issued a press release entitled “HP Names Mark Hurd of NCR to Serve as CEO and President,” a copy of which is filed with this report as Exhibit 99.3.  As described in the press release, Robert P. Wayman, who has served as HP’s Chief Executive Officer (HP’s principal executive officer) since February 8, 2005, will remain HP’s Chief Financial Officer (principal financial officer) and continue to serve as a director of HP.

(c)                                  (1)           On March 29, 2005, Hurd accepted the offer of the Board of Directors of HP to serve as HP’s Chief Executive Officer and President, effective as of April 1, 2005 (the “ Effective Date”).

(2)           Hurd, age 48, was named Chief Executive Officer of NCR Corporation ("NCR") and elected to NCR’s Board of Directors in March 2003. He served as NCR’s President since July 2001, and from September 2002 until March 2003 also served as NCR’s Chief Operating Officer. Mr. Hurd was chosen to lead NCR’s Teradata Solutions Group in October 1998, and, in July 2000, was promoted to Chief Operating Officer of that division. Mr. Hurd was also an Executive Vice President of NCR from July 2000 until July 2001. Since joining NCR in 1980, Mr. Hurd has held many marketing, professional services, and sales management roles.  Other than the Agreement, there is no arrangement or understanding between Hurd and any other persons pursuant to which he was selected as an officer.

(3)           The material terms and conditions of Hurd’s employment agreement with HP, including without limitation his duties as Chief Executive Officer and President of HP, membership on HP’s Board of Directors, obligations, at-will employment, four-year term, base salary, annual incentive, long-term performance cash and stock option incentives, one-time make-up grants of HP restricted stock and options, signing bonus, price protection, relocation benefit, termination and severance, are set forth in the Summary, which is filed with this report as Exhibit 99.2 and incorporated herein by reference.

(d)                                 (1)           On March 29, 2005, Hurd accepted the offer of the Board of Directors of HP to serve as a director of HP, effective as of the Effective Date.

(2)           Other than the Agreement, there is no arrangement or understanding between Hurd and any other persons pursuant to which he was selected as a director.

(3)           At the time of this filing, Hurd has not been named to serve on any committee of the Board of Directors of HP, and the information about whether Hurd is expected to be named to serve on any committees of the Board of Directors of HP is not determined or is unavailable at the time of this filing.

(4)           The information required by Item 404(a) of Regulation S-K is not determined or is unavailable at the time of this filing.

Item 9.01                                             Financial Statements and Exhibits

(c)

Exhibit 99.1                               Mark Hurd Employment Agreement, dated as of March 29, 2005, between Hewlett-Packard Company and Mark Hurd (filed herewith)

Exhibit 99.2                               Summary of Final Terms for Hurd Compensation (filed herewith)

Exhibit 99.3                               Press release entitled “HP Names Mark Hurd to Serve as CEO and President” (filed herewith)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEWLETT-PACKARD COMPANY

Dated: March 29, 2005	By:	/s/ Charles N. Charnas
Charles N. Charnas
Vice President, Deputy General Counsel
and Assistant Secretary

EXHIBIT INDEX

Exhibit Number

Description

99.1

Mark Hurd Employment Agreement, dated as of March 29, 2005, between Hewlett-Packard Company and Mark Hurd (filed herewith)

99.2

Summary of Final Terms for Hurd Compensation (filed herewith)

99.3

Press release entitled “HP Names Mark Hurd to Serve as CEO and President” (filed herewith)